Exhibit 32(a)
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report of The Walt Disney Company (the “Company”) on Form 10-Q for the fiscal quarter ended June 28, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. Iger, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ ROBERT A. IGER
Robert A. Iger
Chairman and Chief Executive Officer
August 5, 2014

*
A signed original of this written statement required by Section 906 has been provided to The Walt Disney Company and will be retained by The Walt Disney Company and furnished to the Securities and Exchange Commission or its staff upon request.